Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note is entered into as of this 30th day of December 2024 (“Effective Date”) by and between Borealis Foods Inc. (the “Maker”) and Oxus Capital PTE LTD., (the “Holder”).

WHEREAS, the Maker executed a promissory note dated February 7, 2024, for the benefit of the Holder, in the amount of US$7,601,661 (the “Promissory Note”);

WHEREAS, the Promissory Note is due to mature on February 7, 2025 (the “Maturity Date”);

WHEREAS, the Maker and the Holder have agreed to extend the Maturity Date;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	That the definition of “Maturity Date” as set forth in the Promissory Note be changed to February 7, 2026:

B.	That all other the terms of the Promissory Note continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed by their authorized agents effective as of the date first above written.

MAKER: BOREALIS FOODS INC.

/s/ Reza Soltanzadeh
By:	Reza Soltanzadeh
Its:	President & CEO
Date:	December 30, 2024

HOLDER: Oxus Capital PTE, Ltd.

/s/ Pavel Mynzhanov
By:	Pavel Mynzhanov
Its:	Director
Date:	December 30, 2024